SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant {  }
Filed by a Party other than the Registrant {x}

Check the appropriate box:
{ }  Preliminary Proxy Statement   { }  Confidential, for Use of the
                                        Commission Only (as permitted
{ }  Definitive Proxy Statement         by Rule 14a-6(e) (2))
{x}  Definitive Additional Materials
{ }  Soliciting Material Pursuant to Section 240.14a-11 or Section
240.14a-12

                                  HEI, Inc.
               (Name of Registrant as Specified In Its Charter)

                             FANT INDUSTRIES INC.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

     {x}  No fee required.

     { }  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and
          0-11.

          (1)  Title  of  each  class  of  securities  to  which  transaction applies:
          -------------------------------------------------------------
          (2)  Aggregate number of securities to which transaction applies:
          -------------------------------------------------------------
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          -------------------------------------------------------------
          (4)  Proposed maximum aggregate value of transaction:
          -------------------------------------------------------------
          (5)  Total fee paid:
          -------------------------------------------------------------
{ }  Fee paid previously with preliminary materials.

{ } Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

     (1)  Amount Previously Paid:
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     (2)  Form, Schedule or Registration Statement No.:
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     (3)  Filing Party:
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     (4)  Date Filed:
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                             Fant Industries Inc.
                             2154 Highland Avenue
                          Birmingham, Alabama  35205



For further information contact:

Anthony J. Fant
(205) 933-1030

Richard Grubaugh
Beacon Hill Partners
(212) 843-8500

FOR IMMEDIATE RELEASE
---------------------


FANT INDUSTRIES ANNOUNCES COMMENCEMENT OF PROXY SOLICITATION TO REPLACE
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HEI BOARD
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NEW YORK, NEW YORK - April 24, 1998 - Fant Industries Inc. and Anthony J.
Fant, its sole shareholder, have announced the commencement of a proxy solicitation to replace the current HEI Board of Directors, other than Eugene
W. Courtney, with director nominees selected by Mr. Fant. The Fant nominees include: Mr. Fant, head of Fant Broadcasting and other businesses in diverse industries; David W. Ortlieb, a former director and member of senior management at several public companies, including Abbott Laboratories, Immunomedics, Texas Biotechnology, Tyco International, Erbamont and American Optical; Edwin W. Finch, III, an investment banker specializing in mergers and acquisitions; and Steve E. Tondera, Jr., the Chief Financial Officer of Fant Broadcasting.

"I am excited about working with this experienced and talented slate of director nominees," said Fant. "We are bullish about HEI's growth potential under new leadership and are eager to consummate our cash offer and to get to work on moving HEI forward."